SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1134 Market Street, Wheeling, WV		26003

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement.
On April 21, 2006, we entered into a new employment agreement with James G. Bradley, President and Chief Executive Officer of Wheeling-Pittsburgh Corporation (the “Company”) and Chief Executive Officer of Wheeling-Pittsburgh Steel Corporation (“WPSC”). On April 24, 2006, we entered into new employment agreements with each of Harry L. Page, President and Chief Operating Officer of WPSC, and Donald E. Keaton, Vice President, Steel Manufacturing and Procurement of WPSC. The Agreements for Mr. Bradley, Mr. Keaton and Mr. Page (each, an “Agreement,” and collectively, the “Agreements”) are effective as of April 1, 2006. Mr. Bradley’s Agreement supersedes, in its entirety, the Amended and Restated Retention Agreement previously entered into with Mr. Bradley effective February 16, 2005. The Agreements for Mr. Page and Mr. Keaton supersede, in their entirety, the Amended and Restated Retention Agreements previously entered into with each officer effective February 15, 2006. The Agreements do not change any officer’s existing salary and are, in substance, a continuation of the terms and conditions of employment for each officer as set forth in his prior retention agreement, with the following principal modifications:
•	The prior agreements had employment terms through August 31, 2006. Mr. Bradley’s Agreement now has a stated term until March 31, 2007, and each of the other Agreements now has an initial term of three years. Upon expiration of the initial term under each Agreement, the officer’s employment is subject to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party prior to any renewal date in accordance with the terms of the Agreement;

•	The Agreements for Mr. Page and Mr. Keaton provide that the same separation benefits that were payable upon expiration of the term of each officer’s prior retention agreement will now be payable under the Agreements in the event that either party gives notice to the other party that the current term of employment will not be extended on expiration of the term, provided the officer remains employed up to the expiration of the term;

•	The Agreements for Mr. Page and Mr. Keaton provide for an annual contribution equal to 16% of the Executive’s annual base salary to a nonqualified supplemental executive retirement plan to be established by the Company. In Mr. Page’s case, this SERP contribution replaces the annual supplemental insurance benefit provided for in his prior retention agreement, which had been paid annually to Mr. Page in a lump sum cash payment;

•	Under Mr. Bradley’s Agreement, the definition of “good reason” for purposes of determining Mr. Bradley’s right to resign and receive certain severance benefits has been modified. The new definition adds non-renewal of the employment term by the Company’s as an event constituting good reason. The definition also provides that the assignment of duties that are inconsistent with Mr. Bradley’s specific status will constitute good reason. Other than the above changes, the definition of “good reason” is unchanged.

•	Mr. Bradley’s Agreement modifies his existing right to receive severance benefits upon (i) a resignation with good reason, and (ii) any resignation (whether with good reason or not) that occurs within six months following a change of control of the Company or WPSC. The modification provides that the severance benefits will not be payable if the resignation occurs later than February 15 of the year following the year in which good reason arises or the change in control occurs, whichever is applicable. This modification is intended to avoid application of the new deferred compensation requirements of Section 409A of the Internal Revenue Code to this severance benefit.

•	Under Mr. Bradley’s prior retention agreement, he was entitled to a supplemental pension benefit in an annual amount equal to 25% of his salary, payable annually for the remainder of his life or ten years, whichever is longer. Mr. Bradley also has the option to receive a lump sum payment of the actuarial value of this supplemental pension benefit. Pursuant to this arrangement, Mr. Bradley previously made an election to receive payment of his supplemental pension benefit in a lump sum on August 31, 2006. The terms of Mr. Bradley’s election to receive a lump sum payment of his supplemental pension benefit are set forth in Mr. Bradley’s Agreement.
This description of the Agreements is qualified in its entirety by the actual Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the entering into of the Agreement (as defined above in Item 1.01) with Mr. Bradley, the Amended and Restated Retention Agreement, effective as of February 16, 2005, by and between Mr. Bradley and WPSC was terminated and superseded in its entirety by the Agreement. Also in connection with the entering into of each of the Agreements (as defined above in Item 1.01) with Messrs. Page and Keaton, the Amended and Restated Retention Agreements, effective as of February 15, 2006, entered into by and between Messrs. Page and Keaton and WPSC were terminated and superseded in their entirety by the Agreements.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of April 1, 2006, between James G. Bradley and Wheeling-Pittsburgh Steel Corporation (filed herewith).

10.2	Employment Agreement, effective as of April 1, 2006, between Harry L. Page and Wheeling-Pittsburgh Steel Corporation (filed herewith).

Exhibit No.	Description
10.3	Employment Agreement, effective as of April 1, 2006, between Donald E. Keaton and Wheeling-Pittsburgh Steel Corporation (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION
By:	/s/ Paul J. Mooney
Paul J. Mooney

Executive Vice President and Chief Financial Officer

Dated: April 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, effective as of April 1, 2006, between James G. Bradley and Wheeling-Pittsburgh Steel Corporation.

10.2	Employment Agreement, effective as of April 1, 2006, between Harry L. Page and Wheeling-Pittsburgh Steel Corporation.

10.3	Employment Agreement, effective as of April 1, 2006, between Donald E. Keaton and Wheeling-Pittsburgh Steel Corporation.